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                                                                      Exhibit 99

                               VENATOR GROUP, INC.
                      Condensed Consolidated Balance Sheets
                                  (In millions)

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
                                                                       May 5,             April 29,
                                                                        2001                 2000
                                                                      ------              ---------
                                                                   (unaudited)           (unaudited)
          Assets

          CURRENT ASSETS
          Cash and cash equivalents                                     $   29               $  144
          Merchandise inventories                                          786                  731
          Net assets of discontinued operations                             58                   56
          Assets held for disposal                                          32                   46
          Other current assets                                             113                  118
                                                                        ------               ------
                                                                         1,018                1,095

          Property and equipment, net                                      656                  729
          Deferred tax assets                                              236                  316
          Goodwill, net                                                    141                  149
          Other assets                                                     169                  143
                                                                        ------               ------
                                                                        $2,220               $2,432
                                                                        ======               ======
          Liabilities and Shareholders' Equity

          CURRENT LIABILITIES

          Short-term debt                                               $   --               $  101
          Accounts payable                                                 280                  237
          Accrued liabilities                                              196                  216
          Current portion of reserve for restructuring and
            discontinued operations                                         66                   57
          Current portion of long-term debt and
            obligations under capital leases                                54                   93
                                                                        ------               ------
                                                                           596                  704
          Long-term debt and obligations under capital
            leases                                                         258                  312
          Other liabilities                                                318                  275
          SHAREHOLDERS' EQUITY                                           1,048                1,141
                                                                        ------               ------
                                                                        $2,220               $2,432
                                                                        ======               ======

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